[ARNOLD & PORTER Letterhead]

                                April 30, 1996


SDNB Financial Corp.
1420 Kettner Boulevard
San Diego, California 92101

          Re: SDNB Financial Corp.; Public Offering of up to 952,677 Shares of Common Stock, No Par
              Value

Ladies and Gentlemen:

          We have acted as special counsel to SDNB Financial Corp. ("SDNB") in connection with the preparation of a registration statement on Form S-3 (as amended, the "Registration Statement") and the form of prospectus constituting a part thereof (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, relating to the offering for sale by certain securities holders of SDNB of up to 952,677 shares of the Common Stock, no par value, of SDNB (the "Shares"). Of the Shares, 765,314 shares are issued and outstanding and the remaining 187,363 shares are issuable pursuant to outstanding warrants (individually a "Warrant" and collectively the "Warrants"), all as described in the Prospectus. Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Registration Statement.

          In connection with rendering this opinion, we have examined and relied upon, among other things: (i) the registration Statement; (ii) the Prospectus; (iii) the opinion of Sherman & Eggers, P.C. delivered to Arnold & Porter in connection with this opinion (a copy of which is attached hereto); (iv) the Rights Agent Agreement and the related Warrant pursuant to which 37,363 of the Shares are issuable; (v) the Warrant pursuant to which the remaining 150,000 shares are issuable; and (vi) originals, or copies identified to our satisfaction as being true copies of originals, of such other documents relating to SDNB, the Common Stock, and the Warrants as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies thereof, the legal capacity of all natural persons, and the due execution and delivery of all documents, where due execution and delivery are requisite to the effectiveness thereof.

ARNOLD & PORTER


SDNB Financial Corp.
April 30, 1996
Page 2

          On the basis of the foregoing examination and assumptions, and in reliance thereon, and upon consideration of applicable law, we are of the opinion that:

          The 765,314 outstanding Shares are legally issued, fully paid, and nonassessable; and the 187,363 Shares, when issued and paid for in accordance with the Warrants, will be legally issued, fully paid, and nonassessable.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the use of our name in connection therewith.

                                   Very truly yours,

                                   /s/Arnold & Porter

Attachment

                       [SHERMAN & EGGERS Letterhead]


                                 April 26, 1996



Arnold & Porter
777 S. Figueroa St., Ste. 4400
Los Angeles, CA 90017

Ladies & Gentlemen:

     You have requested this firm's opinion as special counsel to SDNB Financial Corp., a California corporation (the "Company"), as to certain matters in connection with the offering for sale by certain securities holders of the Company (the "Offering") of up to 952,677 shares of the Common Stock, no par value (the "Shares") of the Company. Of the Shares, 765,314 shares are issued and outstanding and the remaining 187,363 shares are issuable pursuant to outstanding warrants (individually a "Warrant" and collectively the "Warrants"), all as described in the Registration Statement (hereinafter defined). Capitalized terms used herein without definition shall have the meanings attributed to such terms in the Registration Statement on Form S-3 (as amended, the Registration Statement"), filed with the United States Securities and Exchange Commission on February 27, 1996 (File No. 33-01231), relating to the Offering.

     In rendering the opinions set forth below, we have examined the Registration Statement and the Prospectus constituting a part thereof. We have also examined originals or copies' certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as restated and currency in effect (the "Articles"), the Bylaws of the Company, as currently in effect (the "Bylaw's"), the Rights Agent Agreement and the related Warrant pursuant to which 37,363 of the Shares are issuable, the Warrants pursuant to which the remaining 150,000 shares are issuable, the minutes of the meetings of each of the Company's Board of Directors and Shareholders, and such other corporate records and documents and certificates of government officials as we have deemed appropriate for the purposes of the opinions set forth below. We have made such investigations of law as we deem appropriate for purposes of the opinions set forth below.

Arnold & Porter
April 26, 1996
Page -2-


     In addition, in arriving at the opinions expressed below, we have assumed, but have not verified, that the signatures on all documents that we have examined are genuine. We have also assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has full corporate power and authority to perform its obligations in connection with the Offering, as contemplated by the Prospectus, including, but not limited to, the execution and filing of the Registration Statement.

     2. The execution and filing of the Registration Statement by the Company will not violate in any material respect any provision of the Articles or Bylaws any resolution of the Board of Directors or Shareholders of the Company, or any law, statute, ordinance, code, rule, regulation or, to the best of our knowledge, any agreement to which the Company is a party or any court or administrative order relating to the Company.

     3. The authorized capital stock of the Company consists of 15,000,000 shares of its Common Stock no par value. All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and delivered and are fully paid and nonassessable and are not subject to any preemptive rights. The Company has reserved a sufficient number of shares of its Common Stock for issuance pursuant to the Warrants.

     4. The Company's Board of Directors consists of the following individuals, each of whom has been duly elected as a director of the Company in accordance with the terms of the Company's Articles and Bylaws, and none of whom has resigned or otherwise been removed from his or her position as a director of the Company:

             Douglas E. Barnhart          Karla J. Hertzog
             Howard W. Brotman            Robert B. Horsman
             Charles I. Feurzeig          Mark P. Mandell
             Murray L. Galinson           Patricia L. Roscoe
             Margaret Costanza            Julius H. Zolezzi

     5. The Registration Statement, the Offering, and the issuance of a total of 187,363 Shares pursuant to the Warrants have been duly and validly authorized by resolutions adopted by

Arnold & Porter
April 26, 1996
Page -3-


the Company's Board of Directors pursuant to the authority granted to it by the Articles and Bylaws or the California Corporations Code.

     The delivery of this opinion letter to Arnold & Porter is made for the purpose and with the understanding that Arnold & Porter will rely on the opinions set forth herein in order to render its opinion to the United States Securities and Exchange Commission in connection with the Offering.

     This opinion letter does not address any matters other than those expressly addressed hereto. This opinion letter does not express any opinions as to matters arising under the laws of any jurisdiction other than California. This opinion letter is given for the sole benefit of Arnold & Porter; no one else is entitled to rely upon this opinion without our express written consent. This letter specks only as of the date hereof, and we undertake no responsibility to update or supplement it after such date.

                                  Very truly yours,

                                  /s/Sherman & Eggers, PC.